Exhibit 10.1

FIRST AMENDMENT TO RETENTION AGREEMENT

This First Amendment to Retention Agreement (this “Agreement”) is made and entered into effective as of November 4, 2008, by D. JON MCGUIRE (“Employee”) and SRI/SURGICAL EXPRESS, INC., a Florida corporation (the “Company”).

BACKGROUND

Employee and Company entered into a Retention Agreement dated as of February 2, 2005 (the “Retention Agreement”). Employee and Company desire to amend the Retention Agreement on the terms and conditions set forth below.

OPERATIVE TERMS

In consideration of the respective agreements of the parties contained in this Amendment and for other good and valuable consideration, the parties agree to amend the Retention Agreement as follows:

1. Section 3 of the Retention Agreement is amended by replacing the words “180 calendar days” with the words “270 calendar days”.

2. Employee reconfirms his obligations and covenants set forth in the Non-Competition and Confidentiality Agreement dated as of April 24, 2003, between the Company and Employee (the “Non-Competition Agreement”). Employee acknowledges that as added consideration for his execution of the Non-Competition Agreement, the Company has granted to Employee the potential for severance compensation provided by the Retention Agreement, as amended by this Amendment.

3. The validity, construction, enforcement, and interpretation of this Amendment are governed by the laws of the State of Florida and the United States of America, excluding the laws of those jurisdictions pertaining to the resolution of conflicts with laws of other jurisdictions. Employee and the Company (a) consent to the personal jurisdiction of the state and federal courts having jurisdiction over Hillsborough County, Florida, (b) stipulate that the proper, exclusive, and convenient venue for any legal proceeding arising out of this Amendment is Hillsborough County, Florida, and (c) waive any defense, whether asserted by a motion or pleading, that Hillsborough County, Florida, is an improper or inconvenient venue. EMPLOYEE KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVES THE RIGHT TO A JURY TRIAL IN ANY LAWSUIT BETWEEN EMPLOYEE AND THE COMPANY WITH RESPECT TO THIS AMENDMENT.

4. Except as expressly amended by this Amendment, all other terms and conditions of the Retention Agreement shall remain in full force and effect.

5. Nothing in this Amendment, whether express or implied, is intended or should be construed to confer upon, or to grant to, any person, except the Company, Employee and their respective heirs, assignees, and successors, any claim, right, remedy, or privilege under, or because of, this Amendment or any provision of it.

6. The parties may execute this Amendment in counterparts. Each executed counterpart will constitute an original document, and all executed counterparts, together, will constitute the same agreement.

(Signature Page Follows)

IN WITNESS WHEREOF, the Company and Employee have executed this Amendment effective as of the date set forth above.

“COMPANY”

SRI/SURGICAL EXPRESS, INC., a Florida corporation

By:	/s/ Wallace D. Ruiz
Name:	Wallace D. Ruiz
Title:	Sr. Vice President, CFO

“EMPLOYEE”

/s/ D. Jon McGuire
D. JON MCGUIRE